Exhibit 24.1

Power of Attorney

Each of the undersigned hereby constitutes and appoints Jose Ferreira, Steve Hislop, Jon Howie and Sharon Russell, and each of them, with full power to act and with full power of substitution and resubstitution, his true and lawful attorneys-in-fact with full power to execute in his name and on his behalf in his capacity as a director or officer or both, as the case may be, of Chuy’s Holdings, Inc., a Delaware corporation (the “Company”) a Registration Statement on Form S-1 (the “Registration Statement”) and any and all amendments to the Registration Statement, including post-effective amendments to such Registration Statement, and to sign any and all additional registration statements relating to the same offering of securities as the Company’s Registration Statement that are filed pursuant to the requirements of the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and hereby ratifies and confirms that such attorneys-in-fact, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

/s/ Steven J. Hislop Steven J. Hislop

/s/ Jon W. Howie Jon W. Howie

/s/ Jose Ferreira, Jr. Jose Ferreira, Jr.

/s/ Starlette Johnson Starlette Johnson /s/ Saed Mohseni Saed Mohseni

/s/ David J. Oddi David J. Oddi

/s/ Michael C. Stanley Michael C. Stanley

/s/ Michael R. Young Michael R. Young

/s/ John A. Zapp John A. Zapp

/s/ Ira L. Zecher Ira L. Zecher

Dated: January 14, 2013